Exhibit 10.2

GUARANTY OF PAYMENT

GUARANTY OF PAYMENT (this “Guaranty”), made as of August 18, 2016, jointly and severally by PROLOGIS, INC., a Maryland corporation (“General Partner”), and PROLOGIS, L.P., a Delaware limited partnership (“Prologis LP” and, together with General Partner, each a “Guarantor” and collectively, the “Guarantors”), for the benefit of SUMITOMO MITSUI BANKING CORPORATION, as Administrative Agent (in such capacity, the “Administrative Agent”), for the lenders (the “Lenders”) that are from time to time parties to the Term Loan Agreement (as amended or otherwise modified from time to time, the “Term Loan Agreement”), dated as of August 18, 2016, among Prologis GK Holdings Y.K. (the “Borrower”), the Guarantors, the Lenders and the Administrative Agent. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Term Loan Agreement.

W I T N E S S E T H:

WHEREAS, the Lenders have agreed to make loans (collectively, the “Loans”) to the Borrower under the Term Loan Agreement in the aggregate principal amount (after giving effect to permitted increases thereunder) of up to JPY 200,000,000,000;

WHEREAS, the Loans may be evidenced by promissory notes of the Borrower made to Administrative Agent or to each of the Lenders in accordance with Section 2.5 of the Term Loan Agreement (collectively, the “Notes”);

WHEREAS, the Term Loan Agreement, the Notes and any other documents executed in connection therewith are hereinafter collectively referred to as the “Loan Documents”;

WHEREAS, each of Prologis LP and General Partner is the direct or indirect owner of equity interests of the Borrower; and

WHEREAS, as a condition to the execution and delivery of the Loan Documents, the Lenders have required that the Guarantors execute and deliver this Guaranty;

NOW THEREFORE, in consideration of the premises and the benefits to be derived from the making of the Loans by the Lenders to the Borrower, and in order to induce the Administrative Agent and the Lenders to enter into the Term Loan Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors hereby agree as follows:

1. Each Guarantor, on behalf of itself and its successors and assigns, hereby irrevocably, absolutely and unconditionally guarantees the full and punctual payment when due, whether at stated maturity or otherwise, of all Obligations of the Borrower now or hereafter existing under the Notes and the Term Loan Agreement, including in the event that the Borrower exercises the right under the Term Loan Agreement to borrow Additional Term Loans, for principal and/or interest as well as any other amounts due thereunder, including, without limitation, all indemnity obligations of the Borrower thereunder, and all reasonable and documented costs and expenses (including, without limitation, reasonable and documented attorneys’ fees and disbursements) incurred by the Administrative Agent and/or the Lenders in enforcing their rights under this Guaranty (all of the foregoing obligations being the “Guaranteed Obligations”).

2. It is agreed that the Guaranteed Obligations of each Guarantor hereunder are primary, and this Guaranty shall be enforceable, jointly and severally, against each Guarantor and its respective successors and assigns without the necessity for any suit or proceeding of any kind or nature whatsoever brought by the Administrative Agent or any of the Lenders against the Borrower or its successors or assigns or any other party or against any security for the payment and performance of the Guaranteed Obligations and without the necessity of any notice of non-payment or non-observance or of any notice of acceptance of this Guaranty or of any notice or demand to which the Guarantors might otherwise be entitled (including, without limitation, diligence, presentment, notice of maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, imposition or agreement arrived at as to the amount of or the terms of the Guaranteed Obligations, notice of adverse change in the Borrower’s financial condition and any other fact that might materially increase the risk to each Guarantor), all of which each Guarantor hereby expressly waives; and each Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of each Guarantor hereunder shall in no way be terminated, affected, diminished, modified or impaired by reason of the assertion of or the failure to assert by the Administrative Agent or any of the Lenders against the Borrower or its successors or assigns, any of the rights or remedies reserved to the Administrative Agent or any of the Lenders pursuant to the provisions of the Loan Documents. Each Guarantor agrees that any notice or directive given at any time to the Administrative Agent or any of the Lenders that is inconsistent with the waiver in the immediately preceding sentence shall be void and may be ignored by the Administrative Agent and the Lenders, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Administrative Agent has specifically agreed otherwise in a writing, signed by a duly authorized officer. Each Guarantor specifically acknowledges and agrees that the foregoing waivers are of the essence of this transaction and that, but for this Guaranty and such waivers, the Administrative Agent and the Lenders would not make the requested Loans to the Borrower.

3. Each Guarantor waives, and covenants and agrees that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling-of-assets or redemption laws, or right of homestead or exemption, whether now or at any time hereafter in force, that may delay, prevent or otherwise affect the performance by each Guarantor of its obligations under, or the enforcement by the Administrative Agent or any of the Lenders of, this Guaranty. Each Guarantor further covenants and agrees not to set up or claim any defense, counterclaim, setoff or other objection of any kind to any action, suit or proceeding in law, equity or otherwise, or to any demand or claim that may be instituted or made by the Administrative Agent or any of the Lenders other than the defense of the actual timely payment and performance by the Borrower of the Guaranteed Obligations hereunder; provided, however, that the foregoing shall not be deemed a waiver of each Guarantor’s right to assert any compulsory counterclaim if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of each Guarantor’s right to assert any claim that would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against the Administrative Agent or any Lender in any separate action or proceeding. Each Guarantor represents, warrants and agrees that, as of the date hereof, its obligations under this Guaranty are not subject to any counterclaims, setoffs or defenses against the Administrative Agent or any Lender of any kind.

4. The provisions of this Guaranty are for the benefit of the Administrative Agent and the Lenders and their successors and permitted assigns, and nothing herein contained shall impair as between the Borrower and the Administrative Agent and the Lenders the obligations of the Borrower under the Loan Documents.

5. This Guaranty shall be a continuing, unconditional and absolute guaranty and the liability of each Guarantor hereunder shall in no way be terminated, affected, modified, impaired or diminished by reason of the happening, from time to time, of any of the following, all without notice or the further consent of the Guarantors:

(a) any assignment, amendment, modification or waiver of or change in any of the terms, covenants, conditions or provisions of any of the Guaranteed Obligations or the Loan Documents or the invalidity or unenforceability of any of the foregoing; or

(b) any extension of time that may be granted by the Administrative Agent to the Borrower, any Guarantor, or their respective successors or assigns; or

(c) any action that the Administrative Agent may take or fail to take under or in respect of any of the Loan Documents or by reason of any waiver of, or failure to enforce any of the rights, remedies, powers or privileges available to the Administrative Agent under this Guaranty or available to the Administrative Agent at law, equity or otherwise, or any action on the part of the Administrative Agent granting indulgence or extension in any form whatsoever; or

(d) any sale, exchange, release, or other disposition of any property pledged, mortgaged or conveyed, or any property in which the Administrative Agent and/or the Lenders have been granted a lien or security interest to secure any indebtedness of the Borrower to the Administrative Agent and/or the Lenders; or

(e) any release of any person or entity who may be liable in any manner for the payment and collection of any amounts owed by the Borrower to the Administrative Agent and/or the Lenders; or

(f) the application of any sums by whomsoever paid or however realized to any amounts owing by the Borrower to the Administrative Agent and/or the Lenders under the Loan Documents in such manner as the Administrative Agent shall determine in its sole discretion; or

(g) the Borrower’s or any Guarantor’s voluntary or involuntary liquidation, dissolution, sale of all or substantially all of its assets and liabilities, appointment of a trustee, receiver, liquidator, sequestrator or conservator for all or any part of the Borrower’s or any Guarantor’s assets, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment, or the commencement of other similar proceedings affecting the Borrower or any Guarantor or any of the assets of any of them, including, without limitation, (i) the release or discharge of the Borrower or any Guarantor from the payment and performance of their respective obligations under any of the Loan Documents by operation of Law, or (ii) the impairment, limitation or modification of the liability of the Borrower or any Guarantor in bankruptcy, or of any remedy for the enforcement of the Guaranteed Obligations under any of the Loan Documents, or any Guarantor’s liability under this Guaranty, resulting from the operation of any present or future provisions of any Debtor Relief Law or from the decision of any court; or

(h) any improper disposition by the Borrower of the proceeds of the Loans, it being acknowledged by each Guarantor that the Administrative Agent or any Lender shall be entitled to honor any request made by the Borrower for a disbursement of such proceeds and that neither the Administrative Agent nor any Lender shall have any obligation to see the proper disposition by the Borrower of such proceeds.

6. Each Guarantor agrees that if at any time all or any part of any payment at any time received by the Administrative Agent from the Borrower or any Guarantor under or with respect to this Guaranty is or must be rescinded or returned by the Administrative Agent or any Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower or any Guarantor), then such Guarantor’s obligations hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence notwithstanding such previous receipt by such party, and such Guarantor’s obligations hereunder shall continue to be effective or reinstated, as the case may be, as to such payment, as though such previous payment had never been made.

7. Until this Guaranty is terminated pursuant to the terms hereof, each Guarantor (i) shall have no right of subrogation against the Borrower by reason of any payments or acts of performance by such Guarantor in compliance with the obligations of such Guarantor hereunder, (ii) waives any right to enforce any remedy that such Guarantor now or hereafter shall have against the Borrower by reason of any one or more payment or acts of performance in compliance with the obligations of such Guarantor hereunder and (iii) from and after an Event of Default, subordinates any liability or indebtedness of the Borrower now or hereafter held by such Guarantor or any affiliate of such Guarantor to the obligations of the Borrower under the Loan Documents. The foregoing, however, shall not be deemed in any way to limit any rights that any Guarantor may have at law or in equity with respect to any other partners, members or other interest holders of the Borrower.

8. Each Guarantor represents and warrants to the Administrative Agent and the Lenders with the knowledge that the Administrative Agent and the Lenders are relying upon the same, as follows:

(a) each of Prologis LP and General Partner is a direct or indirect owner of equity interests of the Borrower;

(b) based upon such relationships, each Guarantor has determined that it is in its best interests to enter into this Guaranty;

(c) this Guaranty is necessary and convenient to the conduct, promotion and attainment of each Guarantor’s business, and is in furtherance of each Guarantor’s business purposes;

(d) the benefits to be derived by each Guarantor from the Borrower’s access to funds made possible by the Loan Documents are at least equal to the obligations undertaken pursuant to this Guaranty;

(e) each Guarantor is solvent and has full power and legal right to enter into this Guaranty and to perform its obligations under the terms hereof and (i) Prologis LP is organized and validly existing under the laws of the State of Delaware and General Partner is organized and validly existing under the laws of the State of Maryland, (ii) each Guarantor has complied with all provisions of applicable Law in connection with all aspects of this Guaranty, and (iii) each person executing this Guaranty has all the requisite power and authority to execute and deliver this Guaranty;

(f) to the best of each Guarantor’s knowledge, there is no action, suit, proceeding, or investigation pending or threatened against or affecting such Guarantor at law, in equity, in admiralty or before any arbitrator or any governmental department, commission, board, bureau, agency or instrumentality (domestic or foreign) that is likely to materially and adversely impair the ability of such Guarantor to perform its obligations under this Guaranty;

(g) the execution and delivery of, and the performance by each Guarantor of its obligations under this Guaranty, have been duly authorized by all necessary action on the part of each Guarantor and do not (i) violate any provision of any Law, rule, regulation (including, without limitation, Regulation U or X of the Board of Governors of the Federal Reserve System of the United States), order, writ, judgment, decree, determination or award presently in effect having applicability to such Guarantor or the Organization Documents of such Guarantor the consequences of which violation is likely to materially and adversely impair the ability of such Guarantor to perform its obligations under this Guaranty or (ii) violate or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any indenture, agreement or other instrument to which such Guarantor is a party, or by which such Guarantor or any of its property is bound, the consequences of which violation, conflict, breach or default is likely to materially and adversely impair the ability of such Guarantor to perform its obligations under this Guaranty;

(h) this Guaranty has been duly executed by each Guarantor and constitutes the legal, valid and binding obligation of each Guarantor, enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by applicable insolvency, bankruptcy or other Laws affecting creditors’ rights generally or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law;

(i) no authorization, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any Federal, state, local or foreign court, governmental agency or regulatory authority is required in connection with the making and performance by each Guarantor of this Guaranty, except those which have already been obtained; and

(j) neither Guarantor is an “investment company” as that term is defined in, nor is it otherwise subject to regulation under, the Investment Company Act of 1940, as amended.

9. Guarantor and Administrative Agent each acknowledge and agree that this Guaranty is a guarantee of payment and performance and not of collection and enforcement in respect of any obligations that may accrue to the Administrative Agent and/or the Lenders from the Borrower under the provisions of any Loan Document.

10. Subject to the terms and conditions of the Term Loan Agreement, and in conjunction therewith, the Administrative Agent or any Lender may assign any or all of its rights under this Guaranty. In the event of any such assignment, the Administrative Agent shall give each Guarantor prompt notice of same. If the Administrative Agent elects to sell all the Loans or participations in the Loans and the Loan Documents, including this Guaranty, the Administrative Agent or any Lender may forward to each purchaser and prospective purchaser all documents and information relating to this Guaranty or to each Guarantor, whether furnished by the Borrower or any Guarantor or otherwise, subject to the terms and conditions of the Term Loan Agreement.

11. Each Guarantor agrees, upon the written request of the Administrative Agent, to execute and deliver to the Administrative Agent, from time to time, any modification or amendment hereto or any additional instruments or documents reasonably considered necessary by the Administrative Agent or its counsel to cause this Guaranty to be, become or remain valid and effective in accordance with its terms, provided, that, any such modification, amendment, additional instrument or document shall not increase Guarantor’s obligations or diminish its rights hereunder and shall be reasonably satisfactory as to form to each Guarantor and to such Guarantor’s counsel.

12. The representations and warranties of each Guarantor set forth in this Guaranty shall survive until this Guaranty shall terminate in accordance with the terms hereof.

13. This Guaranty contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements relating to such subject matter and may not be modified, amended, supplemented or discharged except by a written agreement signed by each Guarantor and the Administrative Agent.

14. If any provision contained in this Guaranty shall be determined to be invalid, illegal or unenforceable in any respect for any reason, such provision shall be deemed stricken and severed from this Guaranty and the remaining provisions shall continue in full force and effect.

15. This Guaranty may be executed in counterparts, all of which taken together shall constitute the same instrument.

16. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission followed by telephonic confirmation or similar writing) and shall be addressed to such party at the address set forth below or to such other address as may be identified by any party in a written notice to the others:

If to Guarantors to
(one joint notice to	Prologis, Inc.
both Guarantors	Pier 1, Bay 1
shall be sufficient):	San Francisco, California 94111
Attn: Gayle Starr
Fax: 415-394-9001

and
Prologis, L.P.
Pier 1, Bay 1
San Francisco, California 94111
Attn: Gayle Starr
Fax: 415-394-9001

With Copies of
Notices to Guarantors to:	Mayer Brown LLP
71 S. Wacker Drive
Chicago, IL 60606
Attn: Robert C. Baptista, Jr.
Fax: (312) 706-8231

If to the
Administrative Agent to:	Sumitomo Mitsui Banking Corporation
277 Park Avenue, 6th Floor
New York, New York 10172
Attn: Charles Sullivan
Fax: (212) 224-4887

With Copies of
Notices to
Administrative Agent to:	Allen & Overy LLP
1221 Avenue of the Americas
New York, New York 10020
Attn: Kevin J. O’Shea, Esq.
Fax: (212) 610-6399

Each such notice, request or other communication shall be effective (i) if given by telex or facsimile transmission, when such telex or facsimile is transmitted to the telex number or facsimile number specified in this Section and the appropriate answerback or facsimile confirmation is received, (ii) if given by certified registered mail, return receipt requested, with first class postage prepaid, addressed as aforesaid, upon receipt or refusal to accept delivery, (iii) if given by a nationally recognized overnight carrier, 24 hours after such communication is deposited with such carrier with postage prepaid for next day delivery, or (iv) if given by any other means, when delivered at the address specified in this Section.

17. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise by the Borrower or any Guarantor, with respect to the Guaranteed Obligations shall, if the statute of limitations in favor of any Guarantor against the Administrative Agent shall have commenced to run, toll the running of such statute of limitations, and if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

18. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and permitted assigns.

19. The failure of the Administrative Agent to enforce any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against the Administrative Agent, nor excuse any Guarantor from its obligations hereunder. Any waiver of any such right or remedy to be enforceable against the Administrative Agent must be expressly set forth in a writing signed by the Administrative Agent.

20. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

(b) Any legal action or proceeding with respect to this Guaranty and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York sitting in New York County or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. Each Guarantor irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Guarantor at its address for notices set forth herein. Each Guarantor hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Administrative Agent to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against any Guarantor in any other jurisdiction.

(c) EACH GUARANTOR HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIMS OR CAUSES OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. IT IS HEREBY ACKNOWLEDGED BY EACH GUARANTOR THAT THE WAIVER OF A JURY TRIAL IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT TO ACCEPT THIS GUARANTY AND THAT THE LOANS MADE BY THE LENDERS ARE MADE IN RELIANCE UPON SUCH WAIVER. EACH GUARANTOR FURTHER WARRANTS AND REPRESENTS THAT SUCH WAIVER HAS BEEN KNOWINGLY AND VOLUNTARILY MADE, FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED BY THE ADMINISTRATIVE AGENT IN COURT AS A WRITTEN CONSENT TO A NON-JURY TRIAL.

(d) Each Guarantor does hereby further covenant and agree that each Guarantor may be joined in any action against the Borrower in connection with the Loan Documents and that recovery may be had against either or both Guarantors in such action or in any independent action against either or both Guarantors (with respect to the Guaranteed Obligations), without the Administrative Agent first pursuing or exhausting any remedy or claim against the Borrower or its successors or assigns. Each Guarantor also agrees that, in an action brought with respect to the Guaranteed Obligations in any jurisdiction, they each shall be conclusively bound by the judgment in any such action by the Administrative Agent (wherever brought) against the Borrower or its successors or assigns, as if the Guarantors were parties to such action, even though one or both of the Guarantors were not joined as a party or parties in such action.

(e) Each Guarantor agrees to pay all reasonable and documented expenses (including, without limitation, reasonable and documented attorneys’ fees and disbursements) of the Administrative Agent and/or the Lenders in connection with the enforcement of their rights under this Guaranty, whether or not suit is initiated.

21. Notwithstanding anything to the contrary contained herein, this Guaranty shall terminate and be of no further force or effect upon the full performance and payment in full in cash of the Guaranteed Obligations hereunder. Upon termination of this Guaranty in accordance with the terms of this Guaranty, the Administrative Agent promptly shall deliver to each Guarantor such documents as such Guarantor or such Guarantor’s counsel reasonably may request in order to evidence such termination.

22. All of the Administrative Agent’s rights and remedies under each of the Loan Documents or under this Guaranty are intended to be distinct, separate and cumulative and no such right or remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any other right or remedy available to the Administrative Agent.

23. Neither Guarantor shall use any assets of an “employee benefit plan” within the meaning of Section 3(3) of ERISA or a “plan” within the meaning of Section 4975(e)(1) of the Internal Revenue Code (the “Code”) to repay or secure the Loan, the Note, the Obligations or this Guaranty. Neither Guarantor shall assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of any of its rights or interests (direct or indirect) in the Borrower, or attempt to do any of the foregoing or suffer any of the foregoing, or permit any party with a direct or indirect interest or right in the Borrower to do any of the foregoing, if such action would cause the Note, the Loan, the Obligations, this Guaranty, or any of the Loan Documents or the exercise of any of the Administrative Agent’s or Lender’s rights in connection therewith, to constitute a prohibited transaction under ERISA or the Code (unless such Guarantor furnishes to the Administrative Agent a legal opinion satisfactory to the Administrative Agent that the transaction is exempt from the prohibited transaction provisions of ERISA and the Code (and for this purpose, the Administrative Agent and the Lenders, by accepting the benefits of this Guaranty, hereby agree to supply each Guarantor all relevant non-confidential, factual information reasonably necessary to such legal opinion and reasonably requested by such Guarantor) or would otherwise result in the Administrative Agent or any of the Lenders being deemed in violation of Sections 404 or 406 of ERISA or Section 4975 of the Code or would otherwise result in the Administrative Agent or any of the Lenders being a fiduciary or party in interest under ERISA or a “disqualified person” as defined in Section 4975(e)(2) of the Code with respect to an “employee benefit plan” within the meaning of Section 3(3) of ERISA or a “plan” within the meaning of Section 4975(e)(1) of the Code. The Guarantors shall jointly and severally indemnify and hold each of the Administrative Agent and the Lenders free and harmless from and against all loss, costs (including reasonable and documented attorneys’ fees and expenses), expenses, taxes and damages (including consequential damages) that each of the Administrative Agent and the Lenders may suffer by reason of the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA necessary in Administrative Agent’s reasonable judgment as a result of such Guarantor’s action or inaction or by reason of a breach of the foregoing provisions by such Guarantor.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Guaranty as of the date and year first above written.

PROLOGIS, INC.,
a Maryland corporation

By	/s/ Gayle P. Starr
Name: Gayle P. Starr
Title: Managing Director

PROLOGIS, L.P., a Delaware limited partnership

By:	PROLOGIS, INC., its General Partner

By	/s/ Gayle P. Starr
Name: Gayle P. Starr
Title: Managing Director

Guaranty (Yen Term Loan)

ACCEPTED:

SUMITOMO MITSUI BANKING CORPORATION, as Administrative Agent

By:	/s/ William G. Karl
Name:	William G. Karl
Title:	Executive Officer

Guaranty (Yen Term Loan)